SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                       SCHEDULE 14A--INFORMATION REQUIRED
                              IN A PROXY STATEMENT
                      ------------------------------------
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                      ------------------------------------

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [_]
                      ------------------------------------

Check the appropriate box:

[_]    Preliminary Proxy Statement
[_] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[_]    Soliciting Materials Pursuant toss.240.14a-11(c) orss.240.14a-12

                            NUWAVE TECHNOLOGIES, INC.
                      ------------------------------------
                (Name of Registrant as Specified in its Charter)


                      ------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)      Title of each class of securities to which transaction applies:

               -----------------------

       2)      Aggregate number of securities to which transaction applies:

               -----------------------

       3)      Per unit price or other underlying value of transaction
               computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):
                           ----------------------------------------------------

       4)       Proposed maximum aggregate value of transaction:
                                                                ---------------

       5)       Total fee paid:
                               ------------------------------------------------

[_]    Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)       Amount Previously Paid:
                                       ----------------------------------------

       2)       Form, Schedule or Registration Statement No:
                                                            -------------------

       3)       Filing Party:
                             --------------------------------------------------

       4)       Date Filed:
                           ----------------------------------------------------

                            NUWAVE TECHNOLOGIES, INC.

                                ONE PASSAIC AVE.
                           FAIRFIELD, NEW JERSEY 07004

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 2000.


To the Stockholders of NUWAVE Technologies, Inc.:

          NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders (the "Meeting") of NUWAVE Technologies, Inc., a Delaware corporation (the "Company"), will be held at The Ramada Inn, 38 Two Bridges Road, Fairfield, NJ at 10:00 a.m. local time, on Thursday, May 11, 2000, to consider and act upon the following matters:

          1.   to elect five directors; and

          2. to consider and act upon any other matters that properly may come before the Meeting.

          Only stockholders of record of Common Stock of the Company at the close of business on March 29, 2000 (the "Record Date") shall be entitled to receive notice of and to vote at the Meeting and any adjournments or postponements thereof. A list of such stockholders will be available for examination by a stockholder as of the Record Date for any purpose germane to the Meeting during ordinary business hours at the offices of the Company at One Passaic Avenue, Fairfield, New Jersey, during the ten business days prior to the Meeting.

          Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

          All stockholders are cordially invited to attend the Meeting.

                                        By Order of the Board of Directors,


                                        Jeremiah F.  O'Brien
                                        Secretary

Fairfield, New Jersey
April 3, 2000

          WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. THE GIVING OF YOUR PROXY AS REQUESTED HEREBY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU DECIDE TO ATTEND THE MEETING.

                            NUWAVE TECHNOLOGIES, INC.

                                ONE PASSAIC AVE.
                           FAIRFIELD, NEW JERSEY 07004
                                 (973) 882-8810

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 2000.
                                                                   April 3, 2000
TO THE STOCKHOLDERS:

                               GENERAL INFORMATION
                               -------------------

          This Proxy Statement has been prepared and is being furnished by the Board of Directors of NUWAVE Technologies, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for the Annual Meeting of Stockholders (the "Meeting") to be held at The Ramada Inn, 38 Two Bridges Road, Fairfield, NJ on May 11, 2000, at 10:00 a.m. local time, and at any adjournment or postponement thereof, for the purposes set forth in the attached Notice. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Meeting in accordance with the instructions of the stockholder completing the proxy.

          It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to the stockholders on or about April 4, 2000. The Company's Annual Report, including audited financial statements for the fiscal year ended December 31, 1999 is being mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material.


                       VOTING SECURITIES AND VOTE REQUIRED
                       -----------------------------------

          Only holders of record (the "Stockholders") of the Company's common stock, $.01 par value (the "Common Stock"), on the books of the Company at close of business on March 29, 2000 (the "Record Date") are entitled to vote at the Meeting and any adjournments or postponements thereof. On that date, there were 10,557,497 issued and outstanding shares of Common Stock entitled to vote at the Meeting. Each Stockholder is entitled to one vote for each share of Common Stock registered in that person's name on the books of the Company on the Record Date on all business to come before the Meeting.

          At the Meeting, the Stockholders will consider and vote upon (1) the election of five directors to hold office until the next annual meeting and until their respective successors shall have been elected and qualified or until resignation, removal or death as provided in the By-laws of the Company and (2) such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

          The presence in person or by proxy of a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date is required for a quorum at the Meeting. If a quorum is present, those nominated directors receiving a plurality of the votes cast will be elected. Accordingly, shares not voted in the election of directors (including shares covered by a proxy as to which authority is withheld to vote for all nominees) and shares not voted for any particular nominee (including shares covered by a proxy as to which authority is withheld to vote for only one or less than all of the identified nominees) will not prevent the election of any of the nominees for director. For all other matters submitted to Stockholders at the Meeting, the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required for approval. As a result, abstention votes will have the effect of a vote against such matters.

          Shares of Common Stock which are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted (1) FOR the election of all of the nominees for director named in this Proxy Statement; and
(2) in the discretion of the persons named in the proxies as proxy appointees as to any other matter that may properly come before the Meeting.

          Shares held by brokers and other Stockholder nominees may be voted on certain matters but not others. This can occur, for example, when the broker or nominee does not have the discretionary authority to vote shares of Common Stock and is instructed by the beneficial owner thereof to vote on a particular matter but is not instructed on other matters. These are known as "non-voted" shares. Non-voted shares will be counted for purposes of determining whether there is a quorum at the Meeting, but with respect to the matters as to which they are "non-voted," they will have no effect upon the outcome of the vote thereon.

          Each proxy granted by a Stockholder may be revoked by such Stockholder at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent proxy or by attendance and voting in person at the Meeting, except as to any matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

          The Company is paying all the expenses of the solicitation of proxies, including the expenses of printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the enclosed proxy and the Annual Report. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with the regulations of the Securities and Exchange Commission (the "SEC"), in sending proxies and proxy materials to the beneficial owners of the Company's Common Stock. Officers or employees of the Company may also solicit proxies in person, or by mail, telephone or by other means, but such persons will receive no compensation for such work, other than their normal compensation as such officers or employees.

          Stockholders are requested, regardless of the number of shares owned, to sign the proxy and return it promptly in the enclosed envelope.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

          The table below is based on information obtained from the persons named therein with respect to the shares of Common Stock beneficially owned, as of the Record Date (except as noted below), by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group.


                                                                          PERCENTAGE OF
                                               AMOUNT AND NATURE OF     OUTSTANDING SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER (1)     BENEFICIAL OWNERSHIP (2)         OWNED
----------------------------------------     ------------------------      ------------
Gerald Zarin                                      1,054,667 (3)                9.45

Edward Bohn                                          85,668 (4)                 .85

Lyle Gramley                                         55,334 (5)                 .52

Richard E. Ekstract                                  23,000 (6)                 .22

Joseph A. Sarubbi                                    70,334 (7)                 .66

Jeremiah F. O'Brien                                 119,167 (8)                1.12

Robert Webb                                         116,667 (9)                1.09

Don Legato                                          115,834 (10)               1.09

Bruce Meyers                                      2,347,768 (11)              18.87
     c/o Roan-Meyers Associates, L.P.
     17 State Street
     New York, NY 10004
Peter Janssen                                       634,414 (12)               5.74
     c/o Janssen Partners
     1345 Old Northern Blvd.
     Roslyn, NY 11576
Helen Burgess                                       577,854                    5.47
     40 E.  30th St., 10th Fl.
     New York, NY 10016
All executive officers and directors as a         1,645,671 (14)              14.10
group (8 persons)


          (1) Unless otherwise noted, the address of the beneficial owner is: c/o NUWAVE Technologies, Inc., One Passaic Ave., Fairfield, NJ 07004.

          (2) The number of shares of Common Stock beneficially owned by each person is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares of Common Stock which the individual has the right to acquire within 60 days after the Record Date through the exercise of any stock option, warrant or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

          (3)  Includes 601,667 shares subject to exercisable options.

          (4)  Includes 85,668 shares subject to exercisable options.

          (5)  Includes 35,334 shares subject to exercisable options.

          (6)  Includes 15,000 shares subject to exercisable options.

          (7)  Includes 35,334 shares subject to exercisable options.

          (8)  Includes (i) 111,167 shares subject to exercisable options and
(ii) 2,500 shares subject to exercisable warrants held by Mr. O'Brien's wife, as to which Mr. O'Brien disclaims beneficial interest.

          (9)  Includes 103,334 shares subject to exercisable options.

          (10) Includes (i) 113,334 shares subject to exercisable options; (ii) 500 shares subject to exercisable Class A Redeemable Warrants, and (iii) 2,000 shares owned by Mr. Legato's wife, as to which Mr. Legato disclaims beneficial interest.

          (11) Includes (i) 682,147 shares subject to exercisable Class A Redeemable Warrants, (ii) 226,520 shares subject to exercisable Unit Warrants,
(iii) 140,520 shares subject to exercisable Class A Redeemable Warrants which underlie the Unit Warrants, and (iv) 1,204,250 shares of the Company's Common Stock beneficially owned by Roan-Meyers, as to which Mr. Meyers disclaims beneficial interest. Bruce Meyers is a principal of Roan-Meyers.

          (12) Includes (i) 234,231 shares subject to exercisable Class A Redeemable Warrants, (ii) 233,818 shares subject to exercisable Unit Warrants,
(iii) 175,365 shares subject to exercisable Class A Redeemable Warrants which underlie the Unit Warrants.

          (13) See footnotes (1) through (10) above.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and any persons who beneficially own ten percent or more of the Company's Common Stock, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all
Section 16(a) forms they file.

          Based solely upon a review of (i) copies of Section 16(a) filings received by the Company during or with respect to the 1999 fiscal year and (ii) certain written representations of its officers and directors with respect to the filing of annual reports of changes in beneficial ownership on Form 5, the Company believes that each filing required to be made pursuant to Section 16(a) of the Exchange Act during the 1999 fiscal year has been filed in a timely manner.



                                    PROPOSAL
                                    --------
                              ELECTION OF DIRECTORS
                              ---------------------


          The Board of Directors of the Company consists of five members, all of whom are currently Directors and have been renominated for election at the Annual Meeting. Directors elected at the Meeting will serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their death, resignation or removal. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. Management does not anticipate that such an event will occur. Each Director shall be elected by a plurality of the votes cast.

NOMINEES FOR DIRECTOR

          The Company's Board of Directors is set at five persons. The following five persons have been nominated by the Board of Directors to fill such positions. All are currently Directors of the Company.

     NAME                   AGE                   POSITION
--------------------     --------  -----------------------------------------
Gerald Zarin                59     Chairman of the Board of Directors,
                                   President and Chief Executive Officer
Edward Bohn                 54     Director
Richard E. Ekstract         69     Director
Lyle E. Gramley             73     Director
Joseph A. Sarubbi           71     Director

          GERALD ZARIN has been a Director and President and Chief Executive Officer of the Company since July 1995. He has been Chairman of the Board of Directors since January 28, 1996. From June 1993 to July 1995, he was President and Chief Executive Officer at AMD Consulting, Inc., a business consulting firm. From June 1991 until January 1993, Mr. Zarin was the Chairman, President and Chief Executive Officer of Emerson Radio Corporation ("Emerson Radio"), which designs and sells consumer electronics products. From November 1990 to June 1991, he was President and Chief Executive Officer of JEM, Inc., an importer of fine furnishings. From August 1987 to October 1990, he was Senior Vice President and Chief Financial Officer of Horn & Hardart, Inc. Horn & Hardart, Inc. is the parent company for Hanover House and various other hotels and fast food chains. From 1976 to 1986, he was President and Chief Executive Officer of Morse Electro, Inc., which designed and sold consumer electronics products.

          EDWARD BOHN has been a Director of the Company since July 1995. Since December 1999, he has been a Director and Consultant of Nova Corp. which constructs and manages the construction of data centers serving the telecomunications (Internet) industry both domestically and internationally. Since February 1995, he has been a Director and Consultant of Jennifer Convertibles, a furniture distributor. Since September 1994, he has operated as an independent consultant in financial and operational matters. From January 1983 to March 1994, Mr. Bohn was employed in various capacities by Emerson Radio, including from March 1993 to March 1994, he was Senior Vice President-Special Projects; and from March 1991 to March 1993, he was Chief Financial Officer and Treasurer/Vice President of Finance.

          RICHARD E. EKSTRACT has been a Director of the Company since September 1999. Since 1959, Mr.Ekstract has created, financed and launched more than twenty periodicals about the consumer electronics industry, including Audio Times, Consumer Electronics Show Daily, Autosound and Communications, Satellite Retailing and Video Business, Video Review, TWICE, CARS, and License! Mr. Ekstract is also the founder and Chairman of Home Office Association of America and the creator of the Audio Hall of Fame and Video Hall of Fame.

          LYLE E. GRAMLEY has been a Director of the Company since December 1995. Since 1985, he has been employed by the Mortgage Bankers Association in Washington, D.C., serving as Senior Staff Vice President and Chief Economist since 1985 to 1992, and as a Consulting Economist since 1992. From 1980 to 1985, Mr. Gramley was a member of the Board of Governors of the Federal Reserve Board.

          JOSEPH A. SARUBBI has been a Director of the Company since March 1996. From October 1993 to June 6, 1996, he was a director of The Panda Project, Inc., a manufacturer of computers and semiconductor packages. Since April 1988, Mr. Sarubbi has been a self-employed management and technical consultant to various technology companies. From February 1986 to April 1988, he was Senior Vice President of Manufacturing Operations for Tandon Corporation, a computer manufacturer. From December 1952 to January 1986, Mr. Sarubbi was employed by IBM in various senior engineering positions.

DIRECTORS' COMPENSATION

          Directors who are not employees of the Company are entitled to a fee of $2,500 per year and $500 per meeting attended (other than telephonic meetings) for serving on the Board of Directors. Each director is also reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors. For the fiscal year ended December 31, 1999, Messrs. Bohn, Gramley and Sarubbi received compensation of $ 1,500, $1,500 and $1,000 for attendance at non-telephonic board meetings. Richard Ekstract who was elected to the Board on September 28, 1999 did not receive compensation from the Company during the fiscal year ended December 31,1999.

          The 1996 Non-Employee Director Stock Option Plan (the "Director Stock Option Plan") provides for the automatic grant to each individual elected, re-elected or continuing as a non-employee director of the Company of a stock option for 5,000 shares of Common Stock at an option exercise price equal to the fair market value of the Common Stock on the date of grant. 235,000 shares have been reserved for issuance under the Director Stock Option Plan. Richard Ekstract was granted 45,000 options under the Plan upon his election to the Board. At December 31, 1999, options for an aggregate of 202,000 shares of Common Stock exercisable at prices ranging from $2.56 to $ 6.75 per share expiring from November 26, 2001 to September 28, 2009 were outstanding under the Director Stock Option Plan.

          For a description of consulting fees paid to Messrs. Bohn, Ekstract and Sarubbi, see "Certain Relationships and Related Transactions."

BOARD AND COMMITTEE MEETINGS

          The Board of Directors of the Company held four meetings during its fiscal year ended December 31, 1999. No member of the Board of Directors attended in 1999 fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he has been a director and (ii) the total number of meetings held by all committees on which he served.

          The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The Audit Committee met two times and the Compensation Committee met one time during the fiscal year ended December 31, 1999.

          Messrs. Bohn and Gramley comprise the Audit Committee. This Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the results of the audit engagement, approves professional services provided by the independent accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's internal accounting controls.

          Messrs. Gramley, Bohn and Zarin comprise the Compensation Committee. The Compensation Committee makes recommendations to the Board regarding the executive and employee compensation programs of the Company. See "Report of Compensation Committee On Executive Compensation."


            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
                        "FOR" ALL NOMINEES FOR DIRECTOR.


COMPENSATION OF EXECUTIVE OFFICERS

          The following table sets forth the annual and long-term compensation paid by the Company for services performed on the Company's behalf for the three fiscal years ended December 31, 1999, with respect to those persons who were, as of December 31, 1999, the Company's Chief Executive Officer and the Company's executive officers who received compensation for fiscal 1999 in excess of $100,000 (the "Named Executive Officers").



                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                            ANNUAL COMPENSATION                      COMPENSATION AWARDS
                                            -------------------                      -------------------
                                                                                          SECURITIES
                                                                                          UNDERLYING
                                                                                           OPTIONS
            NAME AND                                                  OTHER ANNUAL         (NUMBER        ALL OTHER
        PRINCIPAL POSITION              YEAR      SALARY    BONUS     COMPENSATION        OF SHARES)     COMPENSATION
        ------------------              ----      ------    -----     ------------        ----------     ------------

Gerald Zarin, President and Chief       1999    $ 120,000  $ 25,000       $0                50,000            $0
Executive Officer                       1998    $ 120,000  $ 25,000       $0               385,000            $0
                                        1997    $ 120,000  $      0       $0                     0            $0

Don Legato,                             1999    $ 150,000  $  5,000       $0                10,000            $0
Vice President, Sales                   1998    $ 150,000  $ 12,500       $0                50,000            $0
                                        1997    $ 129,800  $      0       $0                60,000            $0

Jeremiah F. O'Brien, Chief              1999    $ 100,000  $ 10,000       $0                20,000            $0
Financial Officer, Vice President       1998    $ 103,800  $ 15,000       $0                75,000            $0
and Secretary                           1997    $ 100,000  $      0       $0                     0            $0

Robert Webb, Vice President,            1999    $ 108,000  $ 10,000       $0                20,000            $0
Marketing/Technical                     1998    $ 108,000  $ 12,500       $0                40,000            $0
Development                             1997    $ 108,000  $      0       $0                     0            $0



OPTION GRANTS IN LAST FISCAL YEAR

          The number of shares available for grant under the Company's 1996 Stock Incentive Plan for Employees and Consultants (the "Employee Stock Option Plan") is 1,205,000. Options for an aggregate of 897,500 shares have been granted under the Employee Stock Option Plan. During the Company's 1999 fiscal year, options covering an aggregate of 145,000 shares of Common Stock were granted under the Employee Stock Option Plan to 8 persons at exercise prices ranging from $1.97 to $2.50 per share.

          The following table sets forth certain information regarding options granted under the Employee Stock Option Plan during the fiscal year ended December 31, 1999 to the Named Executive Officers:


                 OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 1999
                       (INDIVIDUAL GRANTS IN FISCAL YEAR)

                             NUMBER OF           PERCENT OF
                             SECURITIES         TOTAL OPTIONS
                             UNDERLYING          GRANTED TO       EXERCISE PRICE
      NAME                    OPTIONS            EMPLOYEES        PER SHARE (1)      EXPIRATION DATE
--------------------     ----------------    ---------------     ---------------     -----------------
Gerald Zarin                 50,000               28.9                $1.97            June 30, 2009

Don Legato                   10,000                6.9                $1.97            June 30, 2009

Jeremiah F. O'Brien          20,000               13.8                $1.97            June 30, 2009

Robert Webb                  20,000               13.8                $1.97            June 30, 2009

     TOTAL                  100,000               66.6


(1) All grants of options have been made with exercise prices equal to fair market value at date of grant.

          OPTION EXERCISES AND YEAR-END OPTION VALUES

          No options were exercised in fiscal year 1999 by any of the Named Executive Officers. The following table sets forth, as of December 31, 1999, the number of stock options and the value of unexercised in-the-money stock options held by the Named Executive Officers.


                                NUMBER OF SECURITIES                   VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED                  IN-THE-MONEY OPTIONS(1)
                           OPTIONS AT DECEMBER 31, 1999                AT DECEMBER 31, 1999
                         ---------------------------------       -------------------------------
      NAME                EXERCISABLE        UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
---------------------    -------------       -------------       -----------    ----------------
Gerald Zarin                473,334            161,666            $168,317          $11,433
Robert Webb                 103,334             26,666            $ 59,197          $ 4,573
Don Legato                   96,668             23,332            $  1,143          $ 2,286
Jeremiah F. O'Brien          86,667             38,333            $ 24,177          $ 4,573
     TOTAL                  760,003            249,997            $252,834          $55,865


(1) The dollar value of the unexercised options has been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the option at fiscal year-end.

EMPLOYMENT AGREEMENTS

          As of April 1, 2000, the Company entered into a new Employment Agreement with Gerald Zarin, employing him as its President and Chief Executive Officer through December 31, 2005, with automatic one-year renewals, subject to either party giving notice of termination as of an anniversary date. His employment agreement of July 20, 1995 was then terminated. The annual base compensation is $120,000, with an annual performance bonus equal to (i) 50% of the base compensation if the Company's net profits before taxes (the "net profits") are equal to projections approved by the Board of Directors, (ii) 75% of the base compensation if the net profits are equal to 105% of the projections, and (iii) 100% of the base compensation if the net profits are equal to 115% of the projections, and with discretionary bonuses as determined by the Board of Directors. If the Company terminates the Employment Agreement as the end of any term or without "good cause," as defined, or if the Company materially breaches the Agreement, Mr. Zarin would receive from 150% of his then annual base compensation and average bonus for the prior two calendar years to an amount equal to the balance of the base compensation plus an additional amount related to his base compensation and prior bonuses, dependent upon the reason for the termination and the date of termination. In addition to such termination payments, the Company would continue to pay the health insurance premiums for Mr. Zarin and his spouse, but not to exceed $15,000 per year, subject to Mr. Zarin being offered similar coverage by a subsequent employer, and automobile expenses for five years, and any unvested options would vest. For a period of eight months, commencing thirty days after a "change of control" of the Company, Mr. Zarin could terminate his Employment Agreement and receive a lump sum payment equal to three times his highest annual base salary and average annual bonus, continuation of health insurance premiums and automobile as described above, plus accelerated vesting of his options, provided that the payment would be reduced to the largest amount which would not be considered a "parachute payment" under Section 280G of the Internal Revenue Code of 1986. A "change of control" would include persons becoming the beneficial owners of more than 25% of the outstanding shares of Common Stock or a merger in which the Company's stockholders own less than 50% of the surviving corporation, in transactions not approved by the Incumbent Directors.

          Mr. Webb entered into an employment agreement with the Company, dated as of September 11, 1995, pursuant to which Mr. Webb was appointed Vice President-Marketing of the Company. In March 1997, his title was changed to Vice President-Marketing/Technical Development in order to more accurately reflect his duties. The employment agreement continued until March 31, 1996 and thereafter has been continuing for successive 3-month periods. Mr. Webb's initial salary was $5,000 per month and was increased to $108,000 per year as of August 14, 1996.

          Mr. Legato entered into an employment agreement with the Company, dated as of February 11, 1997, pursuant to which Mr. Legato was appointed Vice President-Sales of the Company. The employment agreement continued until March 31, 1996 and thereafter has been continuing for successive 3-month periods. Mr. Legato's salary has been at $150,000 per year.

EXECUTIVE COMPENSATION PROGRAM

          The Company's executive compensation program consists of base salary, periodic incentive compensation and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all employees of the Company, such as medical insurance programs. In addition to the basic medical insurance program, the executive officers are eligible to participate in an enhanced medical insurance program which is available only to the executive officers of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Since 1996, Mr. Edward Bohn, a director of the Company, has been acting as a consultant to the Company from time to time on matters specified by the Company's President. In March 1997, Mr. Bohn entered into a consulting agreement with the Company pursuant to which he agreed to act as the Company's consultant at a rate of $1,000 per day with a maximum of $2,750 per week regardless of the actual time spent on the Company's behalf. For the years ended December 31, 1999 and 1998, Mr. Bohn received $22,008 and $35,025, respectively on account of such consulting services.

          Since 1996, Mr. Joseph A. Sarubbi, a director of the Company, has been acting as a consultant to the Company from time to time on matters specified by the Company's President. In that connection he has received compensation on a per diem basis of $1,000 per day. For the years ended December 31, 1999 and 1999, Mr. Sarubbi received $2,000 and $20,000, respectively, on account of such consulting services.

          On September 28, 1999, the Company granted Richard Ekstract an option to purchase 100,000 shares of the Company's Common Stock at an exercise price of $2.56 per share, subject to certain performance-based vesting rules, in consideration for certain advisory and referral services to be rendered by him to the Company. The option shall vest to the extent of 15,000 option shares (A) for each (i) OEM order obtained or (ii) alliance or partnership entered into between the Company and a third party as a result of the Mr. Ekstract's's efforts, up to a maximum of five such orders, alliances or partnerships or an aggregate of 75,000 option shares, and (B) for which a majority of the non-employee directors of the Company then in office (excluding the Mr. Ekstract if he is then a non-employee director) have approved in advance each such order, partnership or alliance and also have agreed that such order, partnership or alliance would give rise to vesting of the option . The option shall vest for 25,000 option shares after five OEM orders have been placed with the Company or five alliances or partnerships with the Company have been created, or an aggregate of five orders, alliances or partnerships have occurred as a result of the Mr. Ekstract's efforts, provided that at least two of the five vesting transactions are OEM orders.

          On May 11, 1998, the Company entered into a placement agency agreement with Janssen-Meyers Associates, L.P., now Roan-Meyers Associates, L.P. ("Janssen-Meyers") to act as the Company's placement agent in a private equity placement whereby the Company issued 2,742,904 shares of Common Stock and 2,057,207 Class A Redeemable Warrants between May 19, 1998 and June 9, 1998 for an aggregate purchase price of $7,280,546. For acting as placement agent, Janssen-Meyers received a commission of $728,055, as well as a non-accountable expense allowance of $218,416 and reimbursement of other costs. In addition, Janssen-Meyers received as part of its compensation warrants exercisable until May 11, 2003, to purchase up to (i) 688,084 shares of Common Stock at prices per share ranging from $2.50 to $3.06 and (ii) 516,068 Class A Redeemable Warrants to purchase up to 516,068 shares of Common Stock at a price per share of $3.24. Bruce Meyers, who purchased 270,270 shares and Peter Janssen, who purchased 154,440 shares of Common Stock of the Company in the private placement, were principals of Janssen-Meyers at the time of the private placement.

          On February 14, 2000, the Company entered into a placement agency agreement with Janssen-Meyers to act as the Company's placement agent in a private equity placement whereby the Company issued 2,088,608 shares of Common Stock and 1,044,304 Class A Redeemable Warrants for an aggregate purchase price of $6,600,000. For acting as placement agent, Janssen-Meyers received a commission of $660,000, as well as a non-accountable expense allowance of $198,000 and reimbursement of other costs, including legal expenses relating to the offering. In addition, Janssen-Meyers received as part of its compensation warrants exercisable until May 11, 2003, to purchase up to (i) 522,152 shares of the Company's Common Stock at a price per share of $3.16 and (ii) 261,076 Class A Redeemable Warrants to purchase up to 261,076 shares of the Company's Common Stock at a price per share of $3.95. In addition, Janssen-Meyers has been retained to perform consulting services related to corporate finance and other financial services at a fee of $5,000 a month through May31, 2001.


                STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING
                -------------------------------------------------

          The next annual meeting of stockholders of the Company is expected to be held in May 2001 (the "2001 Annual Meeting"). Any stockholder who wishes to present a proposal for action at such meeting must comply with the applicable rules and regulations of the SEC then in effect, and the Company's By-laws. In accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the next annual meeting of stockholders must be received by the Secretary of the Company no later than December 5, 2000, if such proposals are to be considered for inclusion in the Company's proxy statement for the next annual meeting of stockholders.

          Stockholder proposals should be submitted to: Jeremiah F. O'Brien, Secretary, NUWAVE Technologies, Inc., One Passaic Avenue, Fairfield, New Jersey 07004.

                                  OTHER MATTERS
                                  -------------

          THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF ITS COMMON STOCK ON THE RECORD DATE WHO DID NOT RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE SECRETARY OF THE COMPANY, ONE PASSAIC AVENUE, FAIRFIELD, NEW JERSEY 07004.

          The Board is not aware of any matters to be presented at the Meeting other than the matters described herein and does not intend to bring any other matters before the Meeting. However, if any other matters should come before the Meeting, or any adjournments or postponements thereof, the persons named in the proxies will have discretionary authority to vote all proxies in accordance with their best judgment.

                                        By Order of the Board of Directors,


                                        Gerald Zarin
                                        Chairman
Fairfield, New Jersey
April 3, 2000

                            NUWAVE TECHNOLOGIES, INC.
                            -------------------------

                          PROXY FOR THE ANNUAL MEETING
                     OF STOCKHOLDERS TO BE HELD MAY 11, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           -----------------------------------------------------------

          The undersigned stockholder of NUWAVE Technologies, Inc. (the "Company"), revoking all prior proxies, hereby appoint(s) Gerald Zarin and Jeremiah F. O'Brien, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of NUWAVE TECHNOLOGIES, INC. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at The Ramada Inn, 38 Two Bridges Road, Fairfield, NJ at 10:00 a.m., local time, and at any adjournment or postponement thereof (the "Meeting").

                 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
                  IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE

          1. To elect the following five (5) directors (except as marked below) for the ensuing year.


               NOMINEES: Gerald Zarin, Edward Bohn, Richard E. Ekstract, Lyle Gramley and Joseph A. Sarubbi

               [_]  FOR all nominees (except as marked below)

               [_]  WITHHOLD authority to vote for all nominees

               FOR all nominees EXCEPT the following nominee(s):


               ---------------------------------------

          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the above proposal.

          Please sign and date this proxy where shown below and return it promptly:

         Date:                    , 2000
               -------------------

         Signed:
                ---------------------------------------------------------------

         SIGNATURE:
                   ------------------------------------------------------------

         SIGNATURE IF HELD JOINTLY:
                                   --------------------------------------------

          Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should add their titles.